 As filed with the Securities and Exchange Commission on September 13, 1995

                                        Registration No.  33 - _____

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                          JOHN WILEY & SONS, INC.
           (Exact Name of Registrant as Specified in its Charter)


           New York                                   13-5593032
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                              605 Third Avenue
                       New York, New York  10158-0012
                               (212) 850-6000
             (Address, Including Zip Code, and Telephone Number,
     including Area Code, of Registrant's Principal Executive Offices)


                          JOHN WILEY & SONS, INC.
                          EMPLOYEES' SAVINGS PLAN
                            (Full Title of Plan)

                            Josephine A. Bacchi
                            Corporate Secretary
                          John Wiley & Sons, Inc.
                              605 Third Avenue
                       New York, New York  10158-0012
                               (212) 850-6000
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

                         Stephen E. Jacobs, Esq.
                          Weil, Gotshal & Manges
                             767 Fifth Avenue
                         New York, New York 10153
                              (212) 310-8000



                                                CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to       Amount to be       Offering Price Per    Aggregate Offering         Amount of
           be Registered(1)                Registered(2)            Share(2)              Price(2)          Registration Fee
Class A Common Stock, par value $1.00
per share                                  250,000 shares           $56.625              $14,156,250            $4,881.47

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)  Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of
1933, as amended, based upon a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be purchased by the Plan Trustee pursuant to the Plan at the closing price of the Registrant's Common Stock as reported on the
New York Stock Exchange Composite Tape on September 12, 1995.

/TABLE

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Item 1.

               The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
     Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

     Item 2.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the John Wiley & Sons, Inc. Employees' Savings Plan and its administrators are available without charge by contacting:

                                 Anthony Brisbin
                             John Wiley & Sons, Inc.
                                605 Third Avenue
                         New York, New York  10158-0012
                                 (212) 850-6000








































     NYFS10...:\86\81086\0007\1196\FRM8235J.240

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Commission by John Wiley & Sons, Inc. (the "Company") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1995.

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1995.

               (c) The John Wiley & Sons, Inc. Employees' Savings Plan's (the "Plan") Annual Report on Form 11-K for the fiscal year ended December 31, 1994.

               (d) The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (No. 0-2538) filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Sections 721, 722, 723, 724, 725 and 726 of the Business Corporation Law of the State of New York (the "BCL") empower a corporation to indemnify its directors, officers or controlling persons against liability subject to specified limitations.
     Generally, under Section 722 of the BCL, a corporation may indemnify any person made or threatened to be made a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not apposed to, the best interests of the corporation, except that no such indemnification shall be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Under Section 724 of the BCL, indemnification may also be awarded by a court in certain circumstances.

               In addition, Article EIGHT of the Company's Restated Certificate of Incorporation eliminates the personal liability of a director to the Company or its shareholders, except for those specific breaches resulting in liability for an act or omission with respect to which the BCL expressly provides that such provision in the Certificate of Incorporation shall not eliminate or limit such personal liability of the director.

               Section 1 of Article VII of the Company's By-Laws provides that the Company shall, to the fullest extent permitted by the BCL, indemnify any director or officer of the Company or any wholly-owned subsidiary (or the personal representative of such director or officer) who is or was made or threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company or any of its subsidiaries or any other corporation, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise), by reason of the fact that he or she is or was a director or officer of the Company, or, at the request of the Company, is or was serving such subsidiary or other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise as director, officer, trustee, or in any other capacity, against judgments, fines, amounts paid or to be paid in settlement, excise tax or penalties, and costs charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be
                     --------  -------
     provided to any such person if a judgment or other final adjudication adverse to such person establishes that (i) his or her acts (or those of the testator or intestate) were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she (or the testator or intestate) personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; provided, further, that were applicable, payment of such
     --------  -------
     indemnification shall be made pursuant to the provisions of Section 723 of the BCL, as the same may be amended from time to time.

               The Company has purchased insurance under two policies, from the Federal Insurance Company and the National Union Fire Insurance Company. These policies provide for the payment by the insurer of the amount (after giving effect to certain "retention" (deductible) and co-insurance provisions) which the Company is required or permitted to pay in indemnifying its officers and directors under the provisions of New York law. The policies also directly indemnifies the officers and directors in certain other instances, subject to the retention and co-insurance provisions of the policies. The primary policy is in the face amount of $15,000,000 and is for a term expiring on November 14, 1995. The second policy, providing excess liability coverage, is in the face amount of $5,000,000 and also expires on November 14, 1995.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

     ITEM 8.   EXHIBITS.

               4(a)   -   Restated Certificate of Incorporation of the
                          Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended April 30, 1992).

               4(b)   -   Restated By-Laws of the Company as of July 1994
                          (incorporated by reference to the Company's
                          Annual Report on Form 10-K for the year ended
                          April 30, 1995).

               23(a)  -   Consent of Arthur Andersen LLP.

               24     -   Power of Attorney (included as part of the
                          signature page to this Registration Statement and incorporated herein by reference).

     ITEM 9.   UNDERTAKINGS.

               (a)    The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or
                          sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraph (a)(1)(i) and (a)(1)(ii)
               --------  -------
               do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                            ---- ----
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended to date.

          (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               ---- ----
          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 31st day of August, 1995.

                                       JOHN WILEY & SONS, INC.


                                       By:/s/ Charles R. Ellis
                                          ---------------------------------
                                          Name:  Charles R. Ellis
                                          Title: President and Chief
                                                 Executive Officer


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Josephine A. Bacchi his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                 Title            Date
                ---------                 -----            ----


      /s/ Charles R. Ellis          President, Chief  August 31, 1995
     ------------------------------ Executive
      Charles R. Ellis              Officer and
                                    Director
                                    (Principal
                                    Executive
                                    Officer)


      /s/ Robert D. Wilder          Senior Vice       August 31, 1995
     ------------------------------ President and
      Robert D. Wilder              Chief Financial
                                    Officer
                                    (Principal
                                    Financial
                                    Officer)

      /s/ Peter W. Clifford         Vice President,   August 31, 1995
     ------------------------------ Finance and
      Peter W. Clifford             Controller and
                                    Chief Accounting
                                    Officer
                                    (Principal
                                    Accounting
                                    Officer)

      /s/ Bradford Wiley II         Chairman of the   August 31, 1995
     ------------------------------ Board and
      Bradford Wiley II             Director

      /s/ Franklin E. Agnew         Director          August 28, 1995
     ------------------------------
      Franklin E. Agnew

      /s/ Warren J. Baker           Director          August 30, 1995
     ------------------------------
     Warren J. Baker


                                    Director          August __, 1995
     ------------------------------
     H. Allen Fernald

      /s/ Gary J. Fernades          Director          August 31, 1995
     ------------------------------
     Gary J. Fernades

                                    Director          August __, 1995
     ------------------------------
     Larry D. Franklin

                                    Director          August __, 1995
     ------------------------------
     John S. Herrington

      /s/ Nils A. Kindwall          Director          August 31, 1995
     ------------------------------
     Nils A. Kindwall

      /s/ Chester O. Macey          Director          August 30, 1995
     ------------------------------
     Chester O. Macey

      /s/ William R. Sutherland     Director          August 28, 1995
     ------------------------------
     William R. Sutherland

      /s/ Thomas M. Taylor          Director          August 31, 1995
     ------------------------------
     Thomas M. Taylor

      /s/ Leo J. Thomas             Director          August 29, 1995
     ------------------------------
     Leo J. Thomas

      /s/ Deborah E. Wiley          Director          August 31, 1995
     ------------------------------
     Deborah E. Wiley

      /s/ Peter Booth Wiley         Director          August 28, 1995
     ------------------------------
     Peter Booth Wiley

                    Pursuant to the requirements of the Securities Act of 1933, the Benefits Administration Board of the John Wiley & Sons, Inc. Employees' Savings Plan (the "Plan"), which administers the Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of August, 1995.

                         JOHN WILEY & SONS, INC. EMPLOYEES' SAVINGS PLAN

                                By:/s/ Deborah E. Wiley
                                   -------------------------------------
                                  Name: Deborah E. Wiley
                                  Title: Vice President and Board Member

                                  EXHIBIT INDEX


     EXHIBIT NO.      DESCRIPTION                                            PAGE NO.
     -----------      -----------                                            --------
       4(a)     -     Restated Certificate of Incorporation of the Company
                      (incorporated by reference to the Company's Annual
                      Report on Form 10-K for the year ended April 30, 1992).

       4(b)     -     Restated By-Laws of the Company as of July 1994
                      (incorporated by reference to the Company's Annual
                      Report on Form 10-K for the year ended April 30, 1995).

       23(a)    -     Consent of Arthur Andersen LLP.

       24       -     Power of Attorney (included as part of the signature
                      page to this Registration Statement and incorporated
                      herein by reference).
